                                                                  Exhibit 10.31

                         BIOMIMETIC THERAPEUTICS, INC.

                                SECOND AMENDMENT
                     TO 2001 LONG-TERM STOCK INCENTIVE PLAN

     This second amendment (the "Amendment") to the BioMimetic Therapeutics,
Inc. 2001 Long-Term Stock Incentive Plan (the "Stock Incentive Plan") is
effective as of March 31, 2006. Terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Stock Incentive Plan.

     Section 5.2(b) of the Stock Incentive Plan is hereby amended and restated
     as follows:

     "(b) Subject to the following provisions of this subsection 5.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of 1,500,000 shares of stock; provided, however, that the aggregate pool of shares of
     Stock available for grant under the Plan shall increase automatically on
     January 1 of each year to equal 17% of the Company's then outstanding Stock
     (the "Evergreen Pool"). Beginning on the tenth anniversary of the effective date of this Amendment, the Evergreen Pool shall not increase automatically as set forth in this Section 5.2(b) unless the Stock Incentive Plan is approved by the Company's shareholders no later than each 10 year anniversary of the effective date of this Amendment."

     As amended hereby, all of the terms and conditions of the Stock Incentive
Plan remain in full force and effect.